Exhibit 99.1

Community Bancorp Reports 41% Increase in Net Income for the First Quarter
                 of 2006 - EPS Increases 24% to $0.57

    ESCONDIDO, Calif.--(BUSINESS WIRE)--April 20, 2006--Community Bancorp Inc. (the "Company") (NASDAQ:CMBC), a Southern California based community bank holding company with $888.4 million in total assets, today announced record financial results for the quarter ended March 31, 2006.
    Net income increased 41.0% for the first quarter 2006 to $3.6 million compared to $2.5 million for the same period last year. Earnings per share (EPS) increased 23.9% for the first quarter 2006 to $0.57 per diluted share compared to $0.46 per diluted share for the same period in 2005. Return on average tangible equity (ROTE) increased to 26.39% for the first quarter of 2006 compared to 21.29% for the same period in 2005. Return on average assets (ROA) was 1.59% for the first quarter of 2006 compared to 1.49% for the same period last year. Factors contributing to the quarter-over-quarter increase in net income included the Rancho Bernardo Bank acquisition, strong loan and deposit growth and an increase in the net interest margin.

FIRST QUARTER RESULTS
(unaudited) (dollars in     First   First            Fourth
 thousands,                Quarter Quarter           Quarter
except per share data)      2006    2005    % Change  2005    % Change
                           ------- ------- --------- ------- ---------

Diluted EPS                 $0.57   $0.46     23.91%  $0.62     -8.06%
Net Income                 $3,581  $2,539     41.04% $3,842     -6.79%
Return on Average Assets
 (ROA)                       1.59%   1.49%     6.34%   1.73%    -8.19%
Return on Average Tangible
 Equity (ROTE)              26.39%  21.29%    23.99%  31.41%   -15.97%
Net Interest Margin          6.10%   5.66%     7.77%   6.01%     1.50%
Efficiency Ratio            59.67%  59.75%    -0.13%  55.69%     7.15%

    "The results for the first quarter 2006 continue to build upon our success during 2005, showing strong growth in both our balance sheet and earnings," stated Michael J. Perdue, President and CEO. "We continue to gain momentum in all of our markets, including east San Diego County as well as our Riverside County markets where we opened our twelfth branch in Corona during the month of March. We remain committed to our strategic vision of being the premier community banking institution in Southern California. Our financial results in the first quarter reflect our continued strong profitability which led to an increased dividend to $0.125 for the first quarter 2006, a 25% increase from last year's first quarter dividend.
    "We experienced strong loan demand contributing to a 23% increase in gross loans from the same period in 2005. The continued improvement in our deposit mix has also contributed to our improved performance from last year. Average non-interest bearing demand deposits have increased significantly, rising 45% to $165.5 million for the first quarter 2006 compared to $114.1 million for the same period in 2005. As a result of our performance, combined with the increase in market interest rates, our net interest income increased 48% for the first quarter 2006 over 2005, and our net interest margin increased 44 basis points from 5.66% in the first quarter 2005 to 6.10% in the first quarter 2006," continued Perdue.
    Loan production was strong, increasing 15.7% to $142.4 million for the first quarter 2006 compared to $123.1 million for the same period in 2005. Of these totals, commercial and other loan originations were 72.4% of the total production, or $103.0 million, while SBA loan originations were 27.6% of the total production. Overall, SBA loan production declined 12.6% from $45.1 million in the first quarter 2005 to $39.4 million in the first quarter 2006 however SBA 7a production increased 54.0% to $18.6 million compared to $12.1 million for the same period last year.
    Cash and cash equivalents declined $13.4 million compared to December 31, 2005 due to a reduction in federal funds sold of $14.2 million. Compared to the fourth quarter 2005, overall loan production increased 25.6% from $113.4 million to $142.4 million. However, due to higher than expected payoff activity in the quarter loan totals declined $4.4 million from $737.1 million as of December 31, 2005 to $732.7 million as of March 31, 2006. As a result of strong core deposit production in the quarter, deposits increased $8.0 million compared to December 31, 2005 despite runoff of $22.3 million in the wholesale CD portfolio in the quarter. As a result of the decrease in cash, increase in deposits, and increase in equity, short term borrowings declined $31.8 million compared to December 31, 2005.

    INTEREST INCOME AND EXPENSE

    During the first quarter of 2006, net interest income after loan loss provision increased 47.8% over the same period last year. Total interest income was $17.0 million, a 59.6% increase over the $10.6 million for the same period in 2005. The increase was the result of the 32.0% increase in average interest earning assets and increases in the yield on those assets. Total interest expense for the first quarter 2006 increased to $4.7 million compared to $2.0 million for the same period in 2005. Interest expense increased due to the 27.4% increase in average interest bearing liabilities combined with an increase in the cost of those liabilities due to an increase in market interest rates. Average transaction accounts increased significantly, rising 33.5% to $398.7 million for the first quarter 2006 compared to $298.6 million for the same period in 2005.

    OTHER OPERATING INCOME

    Other operating income decreased 4.6% to $2.5 million for the first quarter of 2006 compared to $2.6 million during the same period last year due to a decrease in the gain on sale of loans and a decline in loan servicing fees. SBA 7a loan sales totaled $15.5 million and SBA 504 loan sales totaled $6.3 million for the first quarter of 2006 compared to $18.4 million in SBA 7a and $1.5 million in SBA 504 loans for the same period in 2005. The change in mix of loans sold resulted in a decrease in gain on sale revenue during the first quarter of 2006 to $1.7 million compared to $1.8 million for the same period in 2005. The decreases in gain on sale and in loan servicing fees were partially offset by increases in customer service charges and other fee income.

    OTHER OPERATING EXPENSES

    Other operating expenses increased 31.3% to $8.8 million for the first quarter of 2006 compared to $6.7 million for the same period last year. The increase in non-interest expense was due to significant growth, including the acquisition of Rancho Bernardo Community Bank, with the addition of one banking office and the addition of a de novo banking office in Corona, CA. Additional increases were as a result of the expensing of stock options associated with the adoption of Statement of Financial Accounting Standard No. 123 (revised 2004) at $64,000 for the quarter, and the expensing of restricted stock grants at $87,000 for the quarter which fully vested in February. As of March 31, 2006, the Company had 259 full time equivalent employees, compared to 198 as of March 31, 2005. The Company's efficiency ratio remained steady at 59.67% for the first quarter of 2006 compared to 59.75% for the same period in 2005.

    RESERVES AND ASSET QUALITY

    As of March 31, 2006, the reserve for loan losses increased to $9.9 million compared to $7.9 million as of March 31, 2005. The reserve for loan losses as a percentage of total gross loans was 1.34% as of March 31, 2006 compared to 1.33% as of March 31, 2005. The reserve for loan losses as a percentage of total gross loans net of government guarantees was 1.39% as of both March 31, 2006 and March 31, 2005. The Company had net loan recoveries to average net loans of 0.04% for the quarter ended March 31, 2006 compared to net loan recoveries of 0.06% for the same period in 2005.
    Non-performing loans totaled $4.5 million as of March 31, 2006 compared to $3.9 million as of March 31, 2005. Net of government guarantees, non-performing loans totaled $2.4 million, or 0.33% of total gross loans, as of March 31, 2006 compared to $1.0 million, or 0.17% of total gross loans, as of March 31, 2005.

    CAPITAL RATIOS

    The Company's and Bank's capital ratios continue to be above the well-capitalized guidelines established by bank regulatory agencies. The Company's tangible equity to tangible assets declined to 6.53% as of March 31, 2006 compared to 6.89% as of March 31, 2005 due to the significant growth in assets, including the acquisition of Rancho Bernardo Community Bank.

    GENERAL INFORMATION

    Community Bancorp is a bank holding company with $888.4 million in assets as of March 31, 2006, with a wholly owned banking subsidiary, Community National Bank, headquartered in Escondido, California. The bank's primary focus is community banking, providing commercial banking services including commercial, real estate and SBA loans to small and medium sized businesses. The bank serves San Diego County and southwest Riverside County with twelve community banking offices in Bonsall, Corona, El Cajon, Encinitas, Escondido, Fallbrook, La Mesa, Murrieta, Rancho Bernardo, Santee, Temecula and Vista, and has additional SBA loan production offices that originate loans throughout Arizona, California and Nevada.

    FORWARD-LOOKING STATEMENTS

    Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, loan production, balance sheet management, expanded net interest margin, the ability to control costs and expenses, interest rate changes and financial policies of the United States government (including the Small Business Administration), and general economic conditions. Additional information on these and other factors that could affect financial results are included in its Securities and Exchange Commission filings. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.

CONSOLIDATED BALANCE SHEETS   Percentage
------------------------------  change
(unaudited) (dollars in          from      March    December   March
 thousands)                    Mar 31,      31,       31,       31,
                                 2005      2006      2005      2005
                              ---------- --------- --------- ---------
ASSETS:
Cash and cash equivalents                 $24,316   $37,752   $36,640
Investments and interest
 bearing deposits in
 financial institutions                    60,393    61,710    33,531

Loans held for investment            20%  561,958   582,745   468,154
  Less allowance for loan
   losses                                  (9,856)   (9,773)   (7,917)
                                         --------- --------- ---------
    Net loans held for
     investment                           552,102   572,972   460,237
Loans held for sale                  37%  170,705   154,327   124,710
Premises and equipment, net                 7,063     6,971     6,802
Other real estate owned and
 repossessed assets                           233        68     1,631
Accrued interest and other
 assets                                    15,680    16,124    14,196
Income tax receivable and
 deferred tax asset, net                    5,925     6,730     5,937
Servicing assets, net                       3,929     3,833     4,301
Interest-only strips, at fair
 value                                      2,733     2,622     1,992
Goodwill                                   45,309    45,441    18,286
                                         --------- --------- ---------

       Total assets                  25% $888,388  $908,550  $708,263
                                         ========= ========= =========

LIABILITIES AND STOCKHOLDERS'
 EQUITY
Deposits
   Interest bearing                  17% $545,340  $545,517  $467,141
   Non-interest bearing              44%  173,222   164,956   119,967
                                         --------- --------- ---------
        Total deposits               22%  718,562   710,473   587,108

Short term borrowing                       20,540    52,290    27,000
Long term debt                             35,575    37,203    18,248
Accrued expenses and other
 liabilities                               13,326    12,326    10,065
                                         --------- --------- ---------
       Total liabilities             23%  788,003   812,292   642,421
                                         --------- --------- ---------

Stockholders' equity
Common stock, $0.625 par value;
 authorized 10,000,000 shares,
 issued and outstanding;
 6,032,363 at March 31, 2006,
 5,939,397 at December 31,
 2005 and 5,263,123 at March
 31, 2005                                   3,770     3,705     3,289
Additional paid-in capital                 63,042    61,696    39,779
Accumulated other comprehensive
 loss, net of income taxes                   (582)     (386)     (210)
Deferred compensation -
 restricted stock                               -       (85)        -
Retained earnings                          34,155    31,328    22,984
                                         --------- --------- ---------

       Total stockholders'
        equity                       52%  100,385    96,258    65,842
                                         --------- --------- ---------

       Total liabilities and
        stockholders' equity         25% $888,388  $908,550  $708,263
                                         ========= ========= =========


CONSOLIDATED STATEMENT OF OPERATIONS
------------------------------------
(unaudited) (dollars in thousands,    Qtly         Three Months Ended
 except per share data)                %                March 31,
                                     Change        2006         2005
INTEREST INCOME
                                     ------ ----------- --------------
 Interest on loans                              $16,192        $10,202
 Interest on fed funds sold                          32             73
 Interest-earning deposits with banks                 4              8
 Interest on other investments                      740            351
                                           ------------ --------------
Total Interest Income                  60%       16,968         10,634

INTEREST EXPENSE
 Deposits                                         3,572          1,604
 Other borrowed money                             1,141            418
                                           ------------ --------------
Total Interest Expense                133%        4,713          2,022

Net interest income                    42%       12,255          8,612
Provision for loan losses                             -            318
                                           ------------ --------------
Net Interest Income After Loan Loss
 Provision                             48%       12,255          8,294

OTHER OPERATING INCOME
 Net gain on sale of loans                        1,666          1,830
 Loan servicing fees, net                           106            224
 Customer service charges                           321            238
 Other fee income                                   371            291
                                           ------------ --------------
Total Other Operating Income           -5%        2,464          2,583

OTHER OPERATING EXPENSES
 Salaries and employee benefits                   5,239          3,730
 Occupancy                                          668            545
 Depreciation                                       344            301
 Other                                            2,532          2,113
                                           ------------ --------------
Total Other Operating Expenses         31%        8,783          6,689
                                           ------------ --------------

 Income before income taxes                       5,936          4,188
 Income tax                                       2,355          1,649
                                           ------------ --------------
NET INCOME                             41%       $3,581         $2,539
                                           ============ ==============

Per Share Data
 Basic earnings per share              22%        $0.60          $0.49
                                           ============ ==============
 Diluted earnings per share            24%        $0.57          $0.46
                                           ============ ==============
Average shares for basic earnings per
 share                                        5,972,455      5,227,333
Average shares for diluted earnings
 per share                                    6,269,044      5,542,680


SUPPLEMENTAL DATA
-----------------
(unaudited)(dollars in thousands, except      Quarter ended
 per share data)                                 March 31,
                                             ---------------
                                              2006    2005
                                             ------- -------
Annualized return on average assets            1.59%   1.49%
Annualized return on average equity           14.37%  15.59%
Annualized return on average tangible equity  26.39%  21.29%
Efficiency ratio                              59.67%  59.75%
Annualized net interest margin                 6.10%   5.66%
Book value per share                         $16.64  $12.51
Tangible book value per share                 $9.13   $9.04
Dividends per share                          $0.125   $0.10

NON-PERFORMING ASSETS                              At            At
---------------------                           March 31,     December
                                                                 31,
                                             --------------- ---------
                                              2006    2005     2005
                                             ------- ------- ---------
Non-accrual loans                            $4,501  $3,887    $3,647
Loans past due 90 days or more                    -       -         -
Restructured loans                               16       -         -
                                             ------- ------- ---------
Total non-performing loans                    4,517   3,887     3,647
OREO & other repossessed assets                 233   1,631        68
                                             ------- ------- ---------
Total non-performing assets                  $4,750  $5,518    $3,715
                                             ======= ======= =========
Total non-performing loans/gross loans         0.61%   0.65%     0.49%
Total non-performing assets/total assets       0.53%   0.78%     0.41%
Total non-performing loans net of
 guarantees/gross loans                        0.33%   0.17%     0.28%
Total non-performing assets net of
 guarantees/total assets                       0.30%   0.37%     0.24%

ALLOWANCE FOR LOAN LOSSES                    Quarter ended
-------------------------                       March 31,
                                             ---------------
                                              2006    2005
                                             ------- -------
Balance at beginning of period               $9,773  $7,508
Provision for loan losses                         -     318
Net recoveries                                   83      91
                                             ------- -------
Balance at end of period                     $9,856  $7,917
                                             ======= =======
Loan loss allowance/gross loans                1.34%   1.33%
Loan loss allowance/gross loans net of
 guarantees                                    1.39%   1.39%
Loan loss allowance/loans held for
 investment                                    1.75%   1.69%
Loan loss allowance/non-performing loans     218.20% 203.68%
Loan loss allowance/non-performing assets    207.49% 143.48%
Loan loss allowance/non-performing loans,
 net of guarantees                           410.67% 788.55%
Loan loss allowance/non-performing assets,
 net of guarantees                           374.33% 300.46%
Net recoveries to average loans (annualized)   0.04%   0.06%

CAPITAL RATIOS                                    At            At
--------------                                 March 31,     December
                                                                31,
                                             --------------- ---------
                                              2006    2005     2005
                                             ------- ------- ---------
Holding Company Ratios
     Total capital (to risk-weighted assets) 12.32% 10.80% 11.79% Tier 1 capital (to risk-weighted
      assets)                                 10.96%   9.55%    10.55%
     Tier 1 capital (to average assets)       10.31%   9.39%    10.18%
     Tangible equity to tangible assets        6.53%   6.89%     5.89%

Bank only Ratios
     Total capital (to risk-weighted assets) 12.04% 10.55% 11.49% Tier 1 capital (to risk-weighted
      assets)                                 10.79%   9.30%    10.25%
     Tier 1 capital (to average assets)       10.14%   9.13%     9.91%




For the three months ended
March 31,                                         2006
                                    ----------------------------------
(unaudited) (dollars in thousands)  Average    Interest     Average
                                     Balance   Earned/Paid  Rate/Yield
                                    --------- ------------ -----------
Average assets:
  Securities and time deposits at
   other banks                       $63,707         $744        4.74%
  Fed funds sold                       2,859           32        4.56%
  Loans:
       Commercial                     52,846        1,048        8.04%
       Real Estate                   646,188       14,230        8.93%
       Aircraft                       28,820          486        6.84%
       Consumer                       19,963          428        8.70%
                                    --------- ------------
            Total loans              747,817       16,192        8.78%
                                    --------- ------------
  Total earning assets               814,383       16,968        8.45%
  Non earning assets                  87,437
                                    ---------
  Total average assets              $901,820
                                    =========

Average liabilities and
 stockholders' equity:
  Interest bearing deposits:
       Savings and interest bearing
        accounts                    $233,248         $771        1.34%
       Time deposits                 311,951        2,801        3.64%
                                    --------- ------------
            Total interest bearing
             deposits                545,199        3,572        2.66%
  Short term borrowing                44,506          489        4.46%
  Long term debt                      36,595          652        7.22%
                                    --------- ------------
  Total interest bearing
   liabilities                       626,300        4,713        3.05%
  Demand deposits                    165,477
  Accrued expenses and other
   liabilities                        10,389
  Net stockholders' equity            99,654
                                    ---------
  Total average liabilities
   and stockholders' equity         $901,820      $12,255
                                    ========= ============

  Net interest spread                                            5.40%
                                                           ===========

  Net interest margin                                            6.10%
                                                           ===========


For the three months ended March
 31,                                              2005
                                    ----------------------------------
(unaudited) (dollars in thousands)  Average    Interest     Average
                                     Balance   Earned/Paid  Rate/Yield
                                    --------- ------------ -----------
Average assets:
  Securities and time deposits at
   other banks                       $36,868         $359        3.95%
  Fed funds sold                      11,715           73        2.53%
  Loans:
       Commercial                     39,630          647        6.62%
       Real Estate                   481,994        8,726        7.34%
       Aircraft                       29,380          488        6.74%
       Consumer                       17,292          341        8.00%
                                    --------- ------------
            Total loans              568,296       10,202        7.28%
                                    --------- ------------
  Total earning assets               616,879       10,634        6.99%
  Non earning assets                  63,062
                                    ---------
  Total average assets              $679,941
                                    =========

Average liabilities and
 stockholders' equity:
  Interest bearing deposits:
       Savings and interest bearing
        accounts                    $184,468         $254        0.56%
       Time deposits                 268,445        1,350        2.04%
                                    --------- ------------
            Total interest bearing
             deposits                452,913        1,604        1.44%
  Short term borrowing                20,820          132        2.57%
  Long term debt                      17,687          286        6.56%
                                    --------- ------------
  Total interest bearing
   liabilities                       491,420        2,022        1.67%
  Demand deposits                    114,090
  Accrued expenses and other
   liabilities                         9,300
  Net stockholders' equity            65,131
                                    ---------
  Total average liabilities
   and stockholders' equity         $679,941       $8,612
                                    ========= ============

  Net interest spread                                            5.32%
                                                           ===========

  Net interest margin                                            5.66%
                                                           ===========

    CONTACT: Community Bancorp Inc.
             Michael J. Perdue, 760-432-1100